SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 26, 2007

South Dakota Soybean Processors, LLC
(Exact name of Registrant as specified in its charter)

South Dakota	000-50253	46-042968
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Caspian Ave. PO Box 500
Volga, South Dakota	57071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (605) 647-9240

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

On June 26, 2007, the members of the registrant (referred to as “our,” “we,” “us” or the “Company”) approved at the Annual Meeting of Members an Amended and Restated Operating Agreement by adopting amendments to Section 6.2 and 13.2. Specifically, Section 6.2(c) was partially amended and Sections 6.2(d) and 13.2(c) were added to the Company’s operating agreement. The amendments were adopted by 95% of the members voting on the matter.

The amendments provide that, effective June 26, 2007, our board of managers has the authority and discretion to issue distributions of cash, or assets upon liquidation, to persons who were members or former members of our predecessor cooperative between 1998 and 2002 and who were subject to qualified patronage made through written notices of allocations during this period.

Prior to approval of the amendments, our operating agreement required that all distributions be made in proportion to each member’s ownership percentage of the Company.  In addition, upon a liquidation of the Company after payment of all debts and obligations of the Company, our assets were required to be subsequently distributed to the members ratably in proportion to the credit balances in their respective capital accounts.

A copy of the amended and restated operating agreement is attached as an exhibit to this report.

Item 9.01 Financial Statements and Exhibits.

(a)          None.

(b)         None.

(c)          None.

(d)         Exhibits.

Exhibit No.	Description

99.1	Amended and Restated Operating Agreement of South Dakota Soybean Processors, LLC dated June 26, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC

Dated: June 28, 2007	By:	/s/ Rodney Christianson
Rodney Christianson, Chief Executive Officer